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                                                                  EXHIBIT 10

                     1996 NON-EMPLOYEE DIRECTORS STOCK PLAN

                                       OF

                          CASTECH ALUMINUM GROUP INC.

1.  PURPOSE OF THE PLAN.
    The purpose of the 1996 Non-Employee Directors Stock Plan (the "Plan") is to attract, retain and motivate the best qualified directors and to enhance a long-term mutuality of interest between the directors and stockholders of the Company by providing the participating directors with stock ownership under the Plan.

2.  PARTICIPANTS.
    Participants in the Plan shall consist of directors of the Company who are not employees of the Company or any of its subsidiaries. The term "subsidiary" as used in the Plan means a corporation more than 50% of the voting stock of which shall at the time be owned directly or indirectly by the Company.

3.  SHARES RESERVED UNDER THE PLAN.
    Subject to certain adjustments as set forth in Section 8 hereof, there shall be reserved for issuance under the Plan an aggregate of 100,000 shares of Common Stock of the Company ("Common Stock"). Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, Common Stock held in treasury, or any combination thereof.

4.  ADMINISTRATION OF THE PLAN.
    The Plan shall be administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board consisting of not less than three members of the Board of Directors (the "Committee"). The Committee shall have authority to interpret the Plan and to prescribe, amend and rescind the rules and regulations relating to the administration of the Plan. All such interpretations, rules and regulations shall be conclusive and binding on all persons. The Board or the Committee may appoint agents (who may be employees of the Company) to assist in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on its behalf. The board or the Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

5.  EFFECTIVE DATE OF THE PLAN.
    The Plan shall be submitted to the Company stockholders for approval at the Annual Meeting of Stockholders to be held on July 18, 1996, or any adjournment thereof, and, if approved by the stockholders, shall be deemed to have become effective on the date of such approval.

6.  AWARD OF SHARES.
    For each fiscal year beginning with the fiscal year commencing April 1, 1996, each non-employee director of the Company who is elected a director at the Annual Meeting of Stockholders for such year or at any time thereafter during such year and continues to be a director as of September 30 of such year shall receive an award of 1,000 shares of Common Stock effective as of such September 30. A participant shall not be required to make any payment for any shares of Common Stock issued under the Plan. Upon the issuance of shares of Common Stock under the Plan, the recipient shall have the entire beneficial ownership interest in , and all rights and privileges of the stockholder as to, such shares, including the right to vote such shares and the right to receive dividends. Participants may elect to defer receipt of the shares of Common Stock to which they are entitled under the Plan on the condition that the Company receive such notices and agreements as it may deem reasonably appropriate.
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7.  RESTRICTION ON TRANSFER OF SHARES.
    Common Stock acquired under the Plan shall not be subject to sale, transfer, assignment, pledge, mortgage or other disposition by a director for a period of six months and one day after the date of award. The restriction imposed under this Section 7 shall be evidenced by a written agreement between the Company and each director.

8.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.
    In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares to be issued under the Plan shall be appropriately adjusted by the Committee.

9.  GOVERNMENTAL AND OTHER REGULATIONS.
    The Company's obligation to deliver shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required.

10. AMENDMENT AND TERMINATION OF THE PLAN.
    The Plan may be amended by the Company's Board of Directors in any respect, provided that, without stockholder approval, no amendment shall (i) materially increase the maximum number of shares of Common Stock available for issuance under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and provided further, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder. The Plan may also be terminated at any time by the Board of Directors.

11. MISCELLANEOUS.
    (a)  Investment Representation and Registration
    Requirements.  Notwithstanding any provision of the Plan to the contrary:

           (i)
           The Company may, at the time of the issuance of the shares of Common Stock, require a participant to deliver to the Company a written representation of present intent to hold or acquire shares of Common Stock solely for the account of the participant for investment purposes and not for distribution, and that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (1) a registration statement on an appropriate form under the Securities Act of 1933, as amended ("Securities Act"), which registration statement shall have become effective and shall be current with respect to the shares of Commoon Stock being offered and sold, or (2) a specific exemption from the registration requirements of the Securities Act (e.g., Section 4(2) of the Securities Act or Rule 144 promulgated thereunder) and that in claiming such exemption the holder will, prior to any offer for sale or sale of such shares of Common Stock, obtain a favorable written opinion from counsel approved by the Company as to the availability of such exemption; and

          (ii)
           If at any time the Company determines, in its sole discretion that the lisitng, registration or qualification (or any updating of any such document) of shares of Common Stock is necessary on any stock exchange or under any federal or state securities or blue sky law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of shares of Common Stock, such shares shall not be issued unless such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Company.

    (b) No Right to Continue as Director. Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with the Company.
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11. MISCELLANEOUS. (CONTINUED)
    (c) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

    (d) Inurement. This Plan shall be binding upon and shall inure to the benefit of the Company and each director hereto and their respective heirs, executors, administrators, successors and assigns.

    (e) Transfer of Rights. No interest or expectancy in the Plan shall be subject to transfer, pledge or assignment, other than by will or the laws of dissent and distribution in accordance with the terms of the Plan, and the Company shall not recognize any such assignment, pledge or transfer.

    (f) Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of shares of Common Stock under the Plan, including requiring a participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of shares of Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the participating director upon such terms and conditions as the Board may prescribe.

    (g) Nonexclusively. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific instances.

    (h) No Right to Specific Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any participant, the executor, administrator or other personal representative or designated beneficiary of such participant, or any other persons. To the extent that any participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

    (i) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not effect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.